UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 11, 2011 (May 10, 2011)
Date of Report (Date of earliest event reported)
TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10485	75-2303920

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5949 Sherry Lane, Suite 1400
Dallas, Texas 75225
(Address of principal executive offices)
(972) 713-3700
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 10, 2011, Tyler Technologies, Inc. held its annual meeting of stockholders. The results of the matters voted on at the meeting were as follows:
With respect to the election of directors, shares were voted as follows:

	Number of	Number of Votes		Broker
Nominee	Votes For	Withheld	Abstentions	Non-Votes
Donald R. Brattain	26,423,133	395,354	0	3,103,842
J. Luther King, Jr.	26,442,645	375,842	0	3,103,842
John S. Marr, Jr.	26,233,297	585,190	0	3,103,842
G. Stuart Reeves	26,413,716	404,771	0	3,103,842
Michael D. Richards	26,420,888	397,599	0	3,103,842
Dustin R. Womble	24,882,297	1,936,190	0	3,103,842
John M. Yeaman	26,217,776	600,711	0	3,103,842
With respect to the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2011, votes were as follows:

			Broker
Votes For	Votes Withheld	Abstentions	Non-Votes
29,598,199	247,195	76,935	0
With respect to the proposal to approve an advisory resolution on our executive compensation, votes were as follows:

			Broker
Votes For	Votes Withheld	Abstentions	Non-Votes
25,849,754	382,982	585,751	3,103,842
With respect to the proposal to approve an advisory resolution on the frequency of stockholder voting on our executive compensation, votes were as follows:

					Broker
Every 1 Year	Every 2 Years	Every 3 Years	Votes Withheld	Abstentions	Non-Votes
11,609,761	896,032	13,739,191	0	573,502	3,103,842

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.
Date: May 11, 2011	By:	/s/ Brian K. Miller
Brian K. Miller
Executive Vice President and Chief Financial Officer (principal financial officer)